Exhibit 99.1

Press Release For immediate release Greg Seals, Investor Relations 404-439-3323

Invesco Mortgage Capital Inc. Reports Fourth Quarter 2023 Financial Results
Atlanta - February 22, 2024 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the “Company”) today announced financial results for the quarter ended December 31, 2023.
•Net income per common share of $0.46 compared to net loss of $1.62 in Q3 2023
•Earnings available for distribution per common share(1) of $0.95 compared to $1.51 in Q3 2023
•Common stock dividend of $0.40 per common share, unchanged from Q3 2023
•Book value per common share(2) of $10.00 compared to $9.93 as of September 30, 2023
•Economic return(3) of 4.7% compared to (13.8)% in Q3 2023
Update from John Anzalone, Chief Executive Officer
“The sharp rise in interest rates that began in the second quarter persisted in early October as the 10-year U.S. Treasury yield rose over 40 basis points to reach 5.0% for the first time in over 16 years, negatively impacting Agency RMBS valuations. Market sentiment then reversed course, as incoming data supported a soft landing narrative and market expectations for interest rate cuts by the Federal Reserve were pulled forward into the first quarter of 2024, benefiting Agency RMBS into year end. During the quarter, we reduced risk within the portfolio as volatility initially increased, and subsequently returned leverage to our target range as volatility subsided. Our book value per common share ended the quarter at $10.00, representing an increase of 0.7% from September 30th, and when combined with our $0.40 common stock dividend, produced an economic return of 4.7% for the quarter.
“Our debt-to-equity ratio ended the fourth quarter at 5.7x, down from 6.4x as of September 30th. As of the end of the quarter, substantially all our $5.1 billion investment portfolio was invested in Agency RMBS, and we maintained a sizeable balance of unrestricted cash and unencumbered investments totaling $422 million.
“Earnings available for distribution (“EAD”) for the period benefited from attractive interest income on our target assets, favorable funding and low-cost, pay-fixed swaps. For the quarter, EAD per common share was $0.95 compared to $1.51 for the third quarter, reflecting declines in interest income on investments and interest rate swaps in connection with our reduction in leverage and adjustments to our swap portfolio. As of February 16, 2024, our book value per common share is estimated to be between $9.50 and $9.88.(4)
“We are cautious on the near-term outlook for the Agency RMBS sector given recent strong performance and the uncertain timing of monetary policy adjustments. However, the potential reduction in interest rate volatility associated with the eventual normalization of monetary policy should be supportive for investors with longer time horizons. We believe Agency RMBS investors stand to benefit from attractive valuations, favorable funding and a steeper yield curve as the macro environment stabilizes.”

(1) Earnings available for distribution (and by calculation, earnings available for distribution per common share) is a non-Generally Accepted Accounting Principles (“GAAP”) financial measure. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measure.
(2) Book value per common share as of December 31, 2023 and September 30, 2023 is calculated as total stockholders' equity less the liquidation preference of the Company's Series B Preferred Stock and Series C Preferred Stock ($109.7 million and $188.6 million as of December 31, 2023, respectively, and $111.6 million and $192.0 million as of September 30, 2023, respectively), divided by total common shares outstanding.
(3) Economic return for the quarter ended December 31, 2023 is defined as the change in book value per common share from September 30, 2023 to December 31, 2023 of $0.07; plus dividends declared of $0.40 per common share; divided by the September 30, 2023 book value per common share of $9.93. Economic return for the quarter ended September 30, 2023 is defined as the change in book value per common share from June 30, 2023 to September 30, 2023 of ($2.05); plus dividends declared of $0.40 per common share; divided by the June 30, 2023 book value per common share of $11.98.
(4) Book value per common share as of February 16, 2024 is adjusted to exclude a pro rata portion of the current quarter’s common stock dividend (which for purposes of this calculation is assumed to be the same as the previous quarter) and is calculated as total stockholders' equity less the liquidation preference of the Company's Series B Preferred Stock and Series C Preferred Stock ($108.1 million and $187.1 million as of February 16, 2024, respectively), divided by total common shares outstanding of 48.5 million.

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Key performance indicators for the quarters ended December 31, 2023 and September 30, 2023 are summarized in the table below.

($ in millions, except share amounts)	Q4 ‘23		Q3 ‘23		Variance
Average Balances	(unaudited)		(unaudited)
Average earning assets (at amortized cost)	$4,401.5		$5,498.3		($1,096.8)
Average borrowings	$3,736.4		$4,902.4		($1,166.0)
Average stockholders' equity (1)	$790.2		$832.0		($41.8)

U.S. GAAP Financial Measures
Total interest income	$62.1		$75.1		($13.0)
Total interest expense	$53.8		$65.7		($11.9)
Net interest income	$8.3		$9.4		($1.1)
Total expenses	$4.8		$4.8		$0.0
Net income (loss) attributable to common stockholders	$22.3		($74.0)		$96.3

Average earning asset yields	5.64%		5.47%		0.17%
Average cost of funds	5.76%		5.36%		0.40%
Average net interest rate margin	(0.12)%		0.11%		(0.23)%

Period-end weighted average asset yields (2)	5.42%		5.23%		0.19%
Period-end weighted average cost of funds	5.53%		5.43%		0.10%
Period-end weighted average net interest rate margin	(0.11)%		(0.20)%		0.09%

Book value per common share (3)	$10.00		$9.93		$0.07
Earnings (loss) per common share (basic)	$0.46		($1.62)		$2.08
Earnings (loss) per common share (diluted)	$0.46		($1.62)		$2.08
Debt-to-equity ratio	5.7	x	6.4	x	(0.7	x)

Non-GAAP Financial Measures (4)
Earnings available for distribution	$45.8		$69.2		($23.4)
Effective interest expense	$5.7		($4.6)		$10.3
Effective net interest income	$56.4		$79.7		($23.3)

Effective cost of funds	0.61%		(0.37)%		0.98%
Effective interest rate margin	5.03%		5.84%		(0.81)%

Earnings available for distribution per common share	$0.95		$1.51		($0.56)
Economic debt-to-equity ratio	5.7	x	6.4	x	(0.7	x)
(1) Average stockholders' equity is calculated based on the weighted month-end balance of total stockholders' equity excluding equity attributable to preferred stockholders.
(2) Period-end weighted average asset yields are based on amortized cost as of period-end and incorporate future prepayment and loss assumptions when appropriate.
(3) Book value per common share is calculated as total stockholders' equity less the liquidation preference of the Company's Series B Preferred Stock and Series C Preferred Stock ($109.7 million and $188.6 million as of December 31, 2023, respectively, and $111.6 million and $192.0 million as of September 30, 2023, respectively), divided by total common shares outstanding.
(4) Earnings available for distribution (and by calculation, earnings available for distribution per common share), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), and economic debt-to-equity ratio are non-GAAP financial measures. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.

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Portfolio Composition
The following table summarizes the Company's MBS portfolio as of December 31, 2023 and September 30, 2023.

	As of
	December 31, 2023			September 30, 2023
$ in thousands	Fair Value	Percentage of Portfolio	Period-end Weighted Average Yield	Fair Value	Percentage of Portfolio	Period-end Weighted Average Yield
30 year fixed-rate Agency RMBS coupon:
4.0%	876,337	17.4%	4.65%	1,218,869	22.4%	4.64%
4.5%	1,017,191	20.2%	4.95%	1,313,632	24.1%	4.97%
5.0%	1,028,036	20.4%	5.34%	1,424,615	26.2%	5.32%
5.5%	1,016,707	20.2%	5.59%	1,374,853	25.3%	5.59%
6.0%	1,014,203	20.1%	6.03%	—	—%	—%
Total 30 year fixed-rate Agency RMBS	4,952,474	98.3%	5.33%	5,331,969	98.0%	5.15%
Agency-CMO	74,758	1.3%	9.74%	78,007	1.4%	9.67%
Non-Agency CMBS	9,935	0.2%	9.58%	25,987	0.5%	8.72%
Non-Agency RMBS	8,139	0.2%	9.10%	7,965	0.1%	8.56%
Total MBS portfolio	5,045,306	100.0%	5.42%	5,443,928	100.0%	5.23%
The following table presents certain characteristics of the Company's borrowings as of December 31, 2023 and September 30, 2023.

	As of
$ in thousands	December 31, 2023			September 30, 2023
	Amount Outstanding	Weighted Average Interest Rate	Weighted Average Remaining Maturity (days)	Amount Outstanding	Weighted Average Interest Rate	Weighted Average Remaining Maturity (days)
Agency RMBS repurchase agreements	4,458,695	5.53%	20	4,987,006	5.43%	24
The tables below present certain characteristics of the Company's interest rate swaps whereby the Company pays interest at a fixed rate and receives floating interest based on the secured overnight financing rate (“SOFR”) as of December 31, 2023 and September 30, 2023.

$ in thousands	As of December 31, 2023
Maturities	Notional Amount	Weighted Average Fixed Pay Rate	Weighted Average Floating Receive Rate	Weighted Average Years to Maturity
Less than 3 years	950,000	2.55%	5.38%	1.6
3 to 5 years	1,375,000	0.29%	5.38%	3.8
5 to 7 years	1,150,000	0.55%	5.38%	6.6
Greater than 10 years	590,000	1.75%	5.38%	21.4
Total	4,065,000	1.10%	5.38%	6.6

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$ in thousands	As of September 30, 2023
Maturities	Notional Amount	Weighted Average Fixed Pay Rate	Weighted Average Floating Receive Rate	Weighted Average Years to Maturity
Less than 3 years	950,000	0.32%	5.31%	2.1
3 to 5 years	1,975,000	0.35%	5.31%	4.2
5 to 7 years	1,175,000	0.46%	5.31%	6.6
7 to 10 years	750,000	1.10%	5.31%	7.5
Greater than 10 years	1,050,000	2.18%	5.31%	20.6
Total	5,900,000	0.79%	5.31%	7.7
The table below presents certain characteristics of the Company's interest rate swaps whereby the Company pays floating interest based on SOFR and receives interest at a fixed rate as of September 30, 2023. We did not have any such swaps as of December 31, 2023.

$ in thousands	As of September 30, 2023
Maturities	Notional Amount	Weighted Average Floating Pay Rate	Weighted Average Fixed Receive Rate	Weighted Average Years to Maturity
Less than 3 years	900,000	5.31%	5.44%	0.5
3 to 5 years	50,000	5.31%	2.78%	3.6
Total	950,000	5.31%	5.30%	0.7
Capital Activities
Dividends
As previously announced on December 19, 2023, the Company declared a common stock dividend on December 18, 2023 of $0.40 per share paid on January 26, 2024 to its stockholders of record as of December 29, 2023. The Company declared the following dividends on February 21, 2024: a Series B Preferred Stock dividend of $0.4844 per share and a Series C Preferred Stock dividend of $0.46875 per share payable on March 27, 2024 to its stockholders of record on March 5, 2024.
Repurchases of Preferred Stock
During the three months ended December 31, 2023, the Company repurchased and retired 79,417 shares of Series B Preferred Stock and 135,772 shares of Series C Preferred Stock, respectively, for a total cost of $4.4 million.

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About Invesco Mortgage Capital Inc.
Invesco Mortgage Capital Inc. is a real estate investment trust that primarily focuses on investing in, financing and managing mortgage-backed securities and other mortgage-related assets. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a registered investment adviser and an indirect wholly-owned subsidiary of Invesco Ltd., a leading independent global investment management firm.

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Friday, February 23, 2024, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free:    888-982-7409
International:        1-212-287-1625
Passcode:         Invesco

An audio replay will be available until 5:00 pm ET on March 8, 2024 by calling:

866-361-4757 (North America) or 1-203-369-0183 (International)

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the Agency RMBS and residential and commercial real estate market), the market for our target assets, our financial performance, including our earnings available for distribution, economic return, comprehensive income and changes in our book value, our intention and ability to pay dividends, our ability to continue performance trends, the stability of portfolio yields, interest rates, credit spreads, prepayment trends, financing sources, cost of funds, our leverage and equity allocation. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

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INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Years Ended
$ in thousands, except share amounts	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
	(unaudited)	(unaudited)	(unaudited)
Interest income
Mortgage-backed and other securities	62,082	75,132	57,877	277,929	192,566
Commercial loan	—	—	179	—	1,947
Total interest income	62,082	75,132	58,056	277,929	194,513
Interest expense
Repurchase agreements	53,780	65,701	32,201	228,229	51,560
Total interest expense	53,780	65,701	32,201	228,229	51,560
Net interest income	8,302	9,431	25,855	49,700	142,953

Other income (loss)
Gain (loss) on investments, net	165,340	(224,897)	10,762	(107,280)	(1,079,339)
(Increase) decrease in provision for credit losses	(108)	(43)	—	(320)	—
Equity in earnings (losses) of unconsolidated ventures	(5)	2	(120)	(1)	(407)
Gain (loss) on derivative instruments, net	(141,580)	151,689	4,856	61,838	559,007
Other investment income (loss), net	—	—	142	(66)	186
Total other income (loss)	23,647	(73,249)	15,640	(45,829)	(520,553)
Expenses
Management fee – related party	3,053	3,090	3,177	12,290	16,906
General and administrative	1,697	1,691	1,857	7,440	8,418
Total expenses	4,750	4,781	5,034	19,730	25,324
Net income (loss)	27,199	(68,599)	36,461	(15,859)	(402,924)
Dividends to preferred stockholders	(5,679)	(5,772)	(5,862)	(23,153)	(28,218)
Gain on repurchase and retirement of preferred stock	760	347	—	1,471	14,179
Net income (loss) attributable to common stockholders	22,280	(74,024)	30,599	(37,541)	(416,963)
Earnings (loss) per share:
Net income (loss) attributable to common stockholders
Basic	0.46	(1.62)	0.84	(0.85)	(12.21)
Diluted	0.46	(1.62)	0.84	(0.85)	(12.21)

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INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Three Months Ended			Years Ended
$ in thousands	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
	(unaudited)	(unaudited)	(unaudited)
Net income (loss)	27,199	(68,599)	36,461	(15,859)	(402,924)
Other comprehensive income (loss):
Unrealized gain (loss) on mortgage-backed securities, net	607	(91)	(791)	(91)	(6,280)
Reclassification of unrealized loss on available-for-sale securities to (increase) decrease in provision for credit losses	108	43	—	320	—
Reclassification of amortization of net deferred (gain) loss on de-designated interest rate swaps to repurchase agreements interest expense	(900)	(1,810)	(4,855)	(10,405)	(19,708)
Currency translation adjustments on investment in unconsolidated venture	—	—	(103)	(10)	(537)
Reclassification of currency translation loss on investment in unconsolidated venture to other investment income (loss), net	—	—	—	123	—
Total other comprehensive income (loss)	(185)	(1,858)	(5,749)	(10,063)	(26,525)
Comprehensive income (loss)	27,014	(70,457)	30,712	(25,922)	(429,449)
Dividends to preferred stockholders	(5,679)	(5,772)	(5,862)	(23,153)	(28,218)
Gain on repurchase and retirement of preferred stock	760	347	—	1,471	14,179
Comprehensive income (loss) attributable to common stockholders	22,095	(75,882)	24,850	(47,604)	(443,488)

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INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of
	December 31, 2023	December 31, 2022
$ in thousands, except share amounts
ASSETS
Mortgage-backed securities, at fair value (including pledged securities of $4,712,185 and $4,439,583, respectively; net of allowance for credit losses of $320 and $0, respectively)	5,045,306	4,791,893
U.S. Treasury securities	11,214	—
Cash and cash equivalents	76,967	175,535
Restricted cash	121,670	103,246
Due from counterparties	—	1,584
Investment related receivable	26,604	22,744
Derivative assets, at fair value	939	662
Other assets	1,509	1,731
Total assets	5,284,209	5,097,395
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Repurchase agreements	4,458,695	4,234,823
Derivative liabilities, at fair value	—	2,079
Dividends payable	19,384	25,162
Accrued interest payable	15,787	20,546
Collateral held payable	2,475	4,892
Accounts payable and accrued expenses	1,296	1,365
Due to affiliate	3,907	4,453
Total liabilities	4,501,544	4,293,320
Commitments and contingencies (1)
Stockholders' equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized:
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock: 4,385,997 and 4,537,634 shares issued and outstanding, respectively ($109,650 and $113,441 aggregate liquidation preference, respectively)	106,014	109,679
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock: 7,545,439 and 7,816,470 shares issued and outstanding, respectively ($188,636 and $195,412 aggregate liquidation preference, respectively)	182,474	189,028
Common Stock, par value $0.01 per share; 67,000,000 shares authorized; 48,460,626 and 38,710,916 shares issued and outstanding, respectively	484	387
Additional paid in capital	4,011,138	3,901,562
Accumulated other comprehensive income	698	10,761
Retained earnings (distributions in excess of earnings)	(3,518,143)	(3,407,342)
Total stockholders’ equity	782,665	804,075
Total liabilities and stockholders' equity	5,284,209	5,097,395
(1)See Note 14 of the Company's consolidated financial statements filed in Part IV, Item 15 of the Company's Annual Report on Form 10-K for the year ended December 31, 2023.

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Non-GAAP Financial Measures
The table below shows the non-GAAP financial measures the Company uses to analyze its operating results and the most directly comparable U.S. GAAP measures. The Company believes these non-GAAP measures are useful to investors in assessing its performance as discussed further below.

Non-GAAP Financial Measure	Most Directly Comparable U.S. GAAP Measure
Earnings available for distribution (and by calculation, earnings available for distribution per common share)	Net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share)
Effective interest expense (and by calculation, effective cost of funds)	Total interest expense (and by calculation, cost of funds)
Effective net interest income (and by calculation, effective interest rate margin)	Net interest income (and by calculation, net interest rate margin)
Economic debt-to-equity ratio	Debt-to-equity ratio
The non-GAAP financial measures used by the Company's management should be analyzed in conjunction with U.S. GAAP financial measures and should not be considered substitutes for U.S. GAAP financial measures. In addition, the non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of its peer companies.

Earnings Available for Distribution
The Company's business objective is to provide attractive risk-adjusted returns to its stockholders, primarily through dividends and secondarily through capital appreciation. The Company uses earnings available for distribution as a measure of its investment portfolio’s ability to generate income for distribution to common stockholders and to evaluate its progress toward meeting this objective. The Company calculates earnings available for distribution as U.S. GAAP net income (loss) attributable to common stockholders adjusted for (gain) loss on investments, net; realized (gain) loss on derivative instruments, net; unrealized (gain) loss on derivative instruments, net; TBA dollar roll income; gain on repurchase and retirement of preferred stock; foreign currency (gains) losses, net and amortization of net deferred (gain) loss on de-designated interest rate swaps.
By excluding the gains and losses discussed above, the Company believes the presentation of earnings available for distribution provides a consistent measure of operating performance that investors can use to evaluate its results over multiple reporting periods and, to a certain extent, compare to its peer companies. However, because not all of the Company's peer companies use identical operating performance measures, the Company's presentation of earnings available for distribution may not be comparable to other similarly titled measures used by its peer companies. The Company excludes the impact of gains and losses when calculating earnings available for distribution because (i) when analyzed in conjunction with its U.S. GAAP results, earnings available for distribution provides additional detail of its investment portfolio’s earnings capacity and (ii) gains and losses are not accounted for consistently under U.S. GAAP. Under U.S. GAAP, certain gains and losses are reflected in net income whereas other gains and losses are reflected in other comprehensive income. For example, a portion of the Company's mortgage-backed securities are classified as available-for-sale securities, and changes in the valuation of these securities are recorded in other comprehensive income on its consolidated balance sheets. The Company elected the fair value option for its mortgage-backed securities purchased on or after September 1, 2016, and changes in the valuation of these securities are recorded in other income (loss) in the consolidated statements of operations. In addition, certain gains and losses represent one-time events. The Company may add and has added additional reconciling items to its earnings available for distribution calculation as appropriate.
To maintain qualification as a REIT, U.S. federal income tax law generally requires that the Company distribute at least 90% of its REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. The Company has historically distributed at least 100% of its REIT taxable income. Because the Company views earnings available for distribution as a consistent measure of its investment portfolio's ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that the Company's board of directors uses to determine the amount, if any, and the payment date of dividends on common stock. However, earnings available for distribution should not be considered as an indication of the Company's taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.

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Earnings available for distribution is an incomplete measure of the Company's financial performance and there are other factors that impact the achievement of the Company's business objective. The Company cautions that earnings available for distribution should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or as an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or as an indication of amounts available to fund its cash needs.
The table below provides a reconciliation of U.S. GAAP net income (loss) attributable to common stockholders to earnings available for distribution for the following periods:

	Three Months Ended			Years Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
$ in thousands, except per share data
Net income (loss) attributable to common stockholders	22,280	(74,024)	30,599	(37,541)	(416,963)
Adjustments:
(Gain) loss on investments, net	(165,340)	224,897	(10,762)	107,280	1,079,339
Realized (gain) loss on derivative instruments, net(1)	199,137	(84,565)	28,072	179,526	(459,466)
Unrealized (gain) loss on derivative instruments, net(1)	(8,576)	5,002	8,949	(2,356)	(12,669)
TBA dollar roll income(2)	—	—	1,428	697	28,843
(Gain) on repurchase and retirement of preferred stock	(760)	(347)	—	(1,471)	(14,179)
Foreign currency (gains) losses, net(3)	—	—	(142)	66	(186)
Amortization of net deferred (gain) loss on de-designated interest rate swaps(4)	(900)	(1,810)	(4,855)	(10,405)	(19,708)
Subtotal	23,561	143,177	22,690	273,337	601,974
Earnings available for distribution	45,841	69,153	53,289	235,796	185,011
Basic income (loss) per common share	0.46	(1.62)	0.84	(0.85)	(12.21)
Earnings available for distribution per common share(5)	0.95	1.51	1.46	5.35	5.42

(1) U.S. GAAP gain (loss) on derivative instruments, net on the consolidated statements of operations includes the following components:

	Three Months Ended			Years Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
$ in thousands
Realized gain (loss) on derivative instruments, net	(199,137)	84,565	(28,072)	(179,526)	459,466
Unrealized gain (loss) on derivative instruments, net	8,576	(5,002)	(8,949)	2,356	12,669
Contractual net interest income (expense) on interest rate swaps	48,981	72,126	41,877	239,008	86,872
Gain (loss) on derivative instruments, net	(141,580)	151,689	4,856	61,838	559,007

(2)    A TBA dollar roll is a series of derivative transactions where TBAs with the same specified issuer, term and coupon but different settlement dates are simultaneously bought and sold. The TBA settling in the later month typically prices at a discount to the TBA settling in the earlier month. TBA dollar roll income represents the price differential between the TBA price for current month settlement versus the TBA price for forward month settlement. The Company includes TBA dollar roll income in earnings available for distribution because it is the economic equivalent of interest income on the underlying Agency RMBS, less an implied financing cost, over the forward settlement period. TBA dollar roll income is a component of gain (loss) on derivative instruments, net on the Company's consolidated statements of operations.

(3)     Foreign currency gains (losses), net includes foreign currency transaction gains and losses and the reclassification of currency translation adjustments that were previously recorded in accumulated other comprehensive income and is included in other investment income (loss), net on the consolidated statements of operations.

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(4)    U.S. GAAP repurchase agreements interest expense on the consolidated statements of operations includes the following components:

	Three Months Ended			Years Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
$ in thousands
Interest expense on repurchase agreement borrowings	54,680	67,511	37,056	238,634	71,268
Amortization of net deferred (gain) loss on de-designated interest rate swaps	(900)	(1,810)	(4,855)	(10,405)	(19,708)
Repurchase agreements interest expense	53,780	65,701	32,201	228,229	51,560

(5)    Earnings available for distribution per common share is equal to earnings available for distribution divided by the basic weighted average number of common shares outstanding.
The table below presents the components of earnings available for distribution:

	Three Months Ended			Years Ended
$ in thousands	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Effective net interest income (1)	56,383	79,747	62,877	278,303	210,117
TBA dollar roll income	—	—	1,428	697	28,843
Equity in earnings (losses) of unconsolidated ventures	(5)	2	(120)	(1)	(407)
(Increase) decrease in provision for credit losses	(108)	(43)	—	(320)	—
Total expenses	(4,750)	(4,781)	(5,034)	(19,730)	(25,324)
Subtotal	51,520	74,925	59,151	258,949	213,229
Dividends to preferred stockholders	(5,679)	(5,772)	(5,862)	(23,153)	(28,218)
Earnings available for distribution	45,841	69,153	53,289	235,796	185,011
(1)See below for a reconciliation of net interest income to effective net interest income, a non-GAAP measure.
Effective Interest Expense/Effective Cost of Funds/Effective Net Interest Income/Effective Interest Rate Margin
The Company calculates effective interest expense (and by calculation, effective cost of funds) as U.S. GAAP total interest expense adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net and the amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense. The Company views its interest rate swaps as an economic hedge against increases in future market interest rates on its borrowings. The Company adds back the net payments or receipts on its interest rate swap agreements to its total U.S. GAAP interest expense because the Company uses interest rate swaps to add stability to interest expense. The Company excludes the amortization of net deferred gains (losses) on de-designated interest rate swaps from its calculation of effective interest expense because the Company does not consider the amortization a current component of its borrowing costs.
The Company calculates effective net interest income (and by calculation, effective interest rate margin) as U.S. GAAP net interest income adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net and amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense.
The Company believes the presentation of effective interest expense, effective cost of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provides information that is useful to investors in understanding the Company's borrowing costs and operating performance.

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The following tables reconcile total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods:

	Three Months Ended
	December 31, 2023		September 30, 2023		December 31, 2022
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	53,780	5.76%	65,701	5.36%	32,201	3.36%
Add: Amortization of net deferred gain (loss) on de-designated interest rate swaps	900	0.09%	1,810	0.15%	4,855	0.51%
Less: Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(48,981)	(5.24)%	(72,126)	(5.88)%	(41,877)	(4.38)%
Effective interest expense	5,699	0.61%	(4,615)	(0.37)%	(4,821)	(0.51)%

	Years Ended December 31,
	2023		2022
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	228,229	5.03%	51,560	1.15%
Add: Amortization of net deferred gain (loss) on de-designated interest rate swaps	10,405	0.23%	19,708	0.44%
Less: Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(239,008)	(5.26)%	(86,872)	(1.93)%
Effective interest expense	(374)	—%	(15,604)	(0.34)%

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The following tables reconcile net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods:

	Three Months Ended
	December 31, 2023		September 30, 2023		December 31, 2022
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	8,302	(0.12)%	9,431	0.11%	25,855	1.98%
Less: Amortization of net deferred (gain) loss on de-designated interest rate swaps	(900)	(0.09)%	(1,810)	(0.15)%	(4,855)	(0.51)%
Add: Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	48,981	5.24%	72,126	5.88%	41,877	4.38%
Effective net interest income	56,383	5.03%	79,747	5.84%	62,877	5.85%

	Years Ended December 31,
	2023		2022
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	49,700	0.41%	142,953	2.64%
Less: Amortization of net deferred (gain) loss on de-designated interest rate swaps	(10,405)	(0.23)%	(19,708)	(0.44)%
Add: Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	239,008	5.26%	86,872	1.93%
Effective net interest income	278,303	5.44%	210,117	4.13%

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Economic Debt-to-Equity Ratio
The following tables show the allocation of the Company's stockholders' equity to its target assets, the Company's debt-to-equity ratio, and the Company's economic debt-to-equity ratio as of December 31, 2023 and September 30, 2023. The Company's debt-to-equity ratio is calculated in accordance with U.S. GAAP and is the ratio of total debt to total stockholders' equity.
The Company presents an economic debt-to-equity ratio, a non-GAAP financial measure of leverage that considers the impact of the off-balance sheet financing of its investments in TBAs that are accounted for as derivative instruments under U.S. GAAP. The Company includes its TBAs at implied cost basis in its measure of leverage because a forward contract to acquire Agency RMBS in the TBA market carries similar risks to Agency RMBS purchased in the cash market and funded with on-balance sheet liabilities. Similarly, a contract for the forward sale of Agency RMBS has substantially the same effect as selling the underlying Agency RMBS and reducing the Company's on-balance sheet funding commitments. The Company believes that presenting its economic debt-to-equity ratio, when considered together with its U.S. GAAP financial measure of debt-to-equity ratio, provides information that is useful to investors in understanding how management evaluates at-risk leverage and gives investors a comparable statistic to those of other mortgage REITs who also invest in TBAs and present a similar non-GAAP measure of leverage.
As of December 31, 2023

$ in thousands	Agency RMBS	Credit Portfolio (1)	Total
Mortgage-backed securities	5,027,232	18,074	5,045,306
U.S. Treasury securities	11,214	—	11,214
Cash and cash equivalents (2)	76,967	—	76,967
Restricted cash (3)	121,670	—	121,670
Derivative assets, at fair value (3)	939	—	939
Other assets	27,480	633	28,113
Total assets	5,265,502	18,707	5,284,209

Repurchase agreements	4,458,695	—	4,458,695
Other liabilities	42,117	732	42,849
Total liabilities	4,500,812	732	4,501,544

Total stockholders' equity (allocated)	764,690	17,975	782,665
Debt-to-equity ratio (4)	5.8	—	5.7
Economic debt-to-equity ratio (5)	5.8	—	5.7
(1)Investments in non-Agency CMBS, non-Agency RMBS and an unconsolidated joint venture are included in credit portfolio.
(2)Cash and cash equivalents is allocated based on the Company's financing strategy for each asset class.
(3)Restricted cash and derivative assets are allocated based on the hedging strategy for each asset class.
(4)Debt-to-equity ratio is calculated as the ratio of total repurchase agreements to total stockholders' equity.
(5)Economic debt-to-equity ratio is calculated as the ratio of total repurchase agreements and TBAs at implied cost basis to total stockholders' equity. The Company did not have any TBAs outstanding as of December 31, 2023.

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As of September 30, 2023

$ in thousands	Agency RMBS	Credit Portfolio (1)	Total
Mortgage-backed securities	5,409,976	33,952	5,443,928
Cash and cash equivalents (2)	173,921	—	173,921
Restricted cash (3)	185,824	—	185,824
Other assets	25,500	2,170	27,670
Total assets	5,795,221	36,122	5,831,343

Repurchase agreements	4,987,006	—	4,987,006
Derivative liabilities, at fair value (3)	7,637	—	7,637
Other liabilities	49,848	1,827	51,675
Total liabilities	5,044,491	1,827	5,046,318

Total stockholders' equity (allocated)	750,730	34,295	785,025
Debt-to-equity ratio (4)	6.6	—	6.4
Economic debt-to-equity ratio (5)	6.6	—	6.4
(1)Investments in non-Agency CMBS, non-Agency RMBS and an unconsolidated joint venture are included in credit portfolio.
(2)Cash and cash equivalents is allocated based on the Company's financing strategy for each asset class.
(3)Restricted cash and derivative liabilities are allocated based on the hedging strategy for each asset class.
(4)Debt-to-equity ratio is calculated as the ratio of total repurchase agreements to total stockholders' equity.
(5)Economic debt-to-equity ratio is calculated as the ratio of total repurchase agreements and TBAs at implied cost basis to total stockholders' equity. The Company did not have any TBAs outstanding as of September 30, 2023.

Average Balances
The table below presents information related to the Company's average earning assets, average earning asset yields, average borrowings and average cost of funds for the following periods:

	Three Months Ended			Years Ended
$ in thousands	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Average earning assets (1)	4,401,475	5,498,298	4,347,428	5,106,473	5,137,339
Average earning asset yields (2)	5.64%	5.47%	5.34%	5.44%	3.79%

Average borrowings (3)	3,736,432	4,902,400	3,828,223	4,540,252	4,495,581
Average cost of funds (4)	5.76%	5.36%	3.36%	5.03%	1.15%
(1)Average balances for each period are based on weighted month-end balances.
(2)Average earning asset yields for each period are calculated by dividing interest income, including amortization of premiums and discounts, by average earning assets based on the amortized cost of the investments. All yields are annualized.
(3)Average borrowings for each period are based on weighted month-end balances.
(4)Average cost of funds is calculated by dividing annualized interest expense, including amortization of net deferred gain (loss) on de-designated interest rate swaps, by average borrowings.

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